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EXHIBIT 10 - ADDENDUM TO LEASE DATED MAY 30, 1996 BY AND BETWEEN CMEP I, LANDLORD; MEASUREMENT
SPECIALTIES, INC., TENANT; CMI, INC., AGENT
December 31, 1997




September 5, 1997


Addendum 1 to lease dated May 30, 1996 by and between CMEP I, Landlord; Measurement Specialties, Inc.,
Tenant; CMI, Inc., Agent, for the premises of Suites B105 and B106 Canon Boulevard, Newport News, VA
23606.

Premises to be expanded to include Suite B107, approximately 1,000 square feet.

Tenant, at Tenant's expense, to construct 2 openings of at least 36" to connect the units.  All work to be done in a workmanlike manner and to all applicable codes.  Landlord to approve all construction, such approval will not be unreasonably withheld.

Lease expiration to be November 30, 2001.

Monthly rent to be increased by $839.17 upon availability of new space.  It is understood that
Landlord must give current Tenant notice to vacate.  Every effort will be made to relocate the existing Tenant in an expeditious manner.  Notice must be given by the last day of the month therefore time is of the essence with reference to the full execution of this document so that notice may be given to existing Tenant.

Possession to be on or before December 1, 1997 subject to Landlord receiving premises back from previous Tenant.  If space is available prior to December 1, 1997 then space will be turned over to
Measurement Specialties, Inc. and rent will be prorated.

All other terms and conditions to remain that same.


AGREED AND ACCEPTED

LANDLORD:  CMEP I                TENANT:  MEASUREMENT SPECIALTIES, Inc.
s/                               s/ Joseph R. Mallon Jr.
DATE:9/16/97                     DATE:  9/12/97

AGENT:  CMI, Inc.
s/
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